                                                                    EXHIBIT 99.1

MICHIGAN EDUCATIONAL EMPLOYEES MUTUAL INSURANCE
COMPANY AND SUBSIDIARY
CONTENTS


                                                                           PAGES


Report of Independent Accountants..............................................1


Consolidated Financial Statements:

     Consolidated Balance Sheets...............................................2

     Consolidated Statements of Income.........................................3

     Consolidated Statements of Policyholders' Surplus and
          Comprehensive Income.................................................4

     Consolidated Statements of Cash Flows.....................................5

     Notes to Consolidated Financial Statements.............................6-23

REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of
Michigan Educational Employees Mutual
Insurance Company:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income and policyholders' surplus and comprehensive income and of cash flows present fairly, in all material respects, the financial position of Michigan Educational Employees Mutual Insurance Company and Subsidiary (the "Company") at December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


                                                     PricewaterhouseCoopers LLP


Grand Rapids, Michigan
March 12, 1999

MICHIGAN EDUCATIONAL EMPLOYEES MUTUAL INSURANCE
COMPANY AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
December 31, 1998 and 1997


                                         ASSETS                                               1998            1997

Investments (Note 4):
    Fixed maturities available for sale, at fair value                                    $ 122,996,615   $ 109,648,780
    Short-term investments, at cost, which approximates fair value                            1,906,496       1,894,475
                                                                                          -------------   -------------

       Total investments                                                                    124,903,111     111,543,255

Cash                                                                                          3,977,602       2,204,325
Premiums due from policyholders                                                               3,840,764       3,599,622
Amounts recoverable from reinsurers (Note 7)                                                 43,066,086      42,027,449
Amounts recoverable from reinsurers, related party (Note 7)                                  16,193,962       5,307,000
Accrued investment income                                                                     1,604,457       1,486,324
Deferred federal income taxes (Note 8)                                                        3,338,251       2,737,658
Property and equipment, at cost, net of accumulated depreciation (Note 9)                     2,148,550       1,834,697
Deferred policy acquisition costs (Note 10)                                                     278,067       1,604,449
Intangible assets, net of amortization                                                       39,268,400      42,149,314
Other assets                                                                                    710,369         364,080
                                                                                          -------------   -------------

                                                                                          $ 239,329,619   $ 214,858,173
                                                                                          =============   =============

                         LIABILITIES AND POLICYHOLDERS' SURPLUS


Liabilities:
    Loss and loss adjustment expense reserves (Note 11)                                   $  92,297,908   $  84,920,578
    Unearned premiums                                                                        31,585,769      29,436,092
    Surplus note (Note 12)                                                                   21,500,000      21,500,000
    Payable related to acquisition (Note 6)                                                  18,215,289      20,500,000
    Accrued expenses and other liabilities                                                    8,386,744       6,242,384
    Accrued expenses and other liabilities, related party                                     2,356,815       1,845,944
    Premiums ceded payable (Note 7)                                                           4,464,952       4,836,000
    Premiums ceded payable, related party (Note 7)                                            7,552,920       2,003,000
    Federal income taxes payable                                                                744,801         292,603
                                                                                          -------------   -------------

       Total liabilities                                                                    187,105,198     171,576,601
                                                                                          -------------   -------------

Policyholders' surplus (Note 15):
    Unassigned surplus                                                                       50,375,927      42,009,495
    Accumulated other comprehensive income:
         Net unrealized appreciation on investments, net of deferred federal income taxes of
         $952,254 and $655,313 in 1998 and 1997, respectively                                 1,848,494       1,272,077
                                                                                          -------------   -------------

       Total policyholders' surplus                                                          52,224,421      43,281,572
                                                                                          -------------   -------------

       Total liabilities and policyholders' surplus                                       $ 239,329,619   $ 214,858,173
                                                                                          =============   =============


The accompanying notes are an integral part of the consolidated financial statements.

MICHIGAN EDUCATIONAL EMPLOYEES MUTUAL INSURANCE
COMPANY AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME
for the years ended December 31, 1998, 1997 and 1996



                                                                              1998            1997            1996

Revenues and other income:
    Premiums written                                                      $ 113,257,949   $ 106,349,578   $ 104,992,855
    Premiums ceded, related party                                           (42,693,652)    (20,115,000)            --
    Premiums ceded, other                                                    (4,374,144)    (11,234,345)    (40,707,302)
                                                                          -------------   -------------   -------------

       Net premiums written (Note 7)                                         66,190,153      75,000,233      64,285,553

    Increase in unearned premiums, net of prepaid reinsurance premiums       (2,149,677)     (7,169,950)     (1,788,666)
                                                                          -------------   -------------   -------------

       Net premiums earned                                                   64,040,476      67,830,283      62,496,887

    Net investment income (Note 4)                                            6,958,429       6,676,783       5,150,035
    Net realized investment gains on fixed maturities                            31,012          32,214          36,715
    Other income                                                              2,110,545         840,725         588,729
                                                                          -------------   -------------   -------------

       Total revenues and other income                                       73,140,462      75,380,005      68,272,366
                                                                          -------------   -------------   -------------

Expenses:
    Losses and loss adjustment expenses, net (including $25,299,000 and $12,578,000 ceded to related party in 1998 and 1997,
       respectively) (Note 11)                                               43,451,786      47,301,864      44,872,007
    Policy acquisition and other underwriting expenses:
       Other policy acquisition and underwriting expenses                    23,579,800      13,158,221       3,606,118
       Policy acquisition expense, related party                                     --       9,103,817      12,468,244
       Ceding commissions, related party                                    (12,994,651)     (6,577,424)             --
       Management fees, related party                                         2,073,425       1,005,480              --
                                                                          -------------   -------------   -------------

                                                                             12,658,574      16,690,094      16,074,362

    Interest expense, related party                                           1,827,500       1,341,835              --
    Amortization expense                                                      2,940,914         714,395              --
    Other expense                                                                30,695          30,417          10,791
                                                                          -------------   -------------   -------------

       Total expenses                                                        60,909,469      66,078,605      60,957,160
                                                                          -------------   -------------   -------------

       Income from operations before federal income taxes and
           extraordinary items                                               12,230,993       9,301,400       7,315,206

Federal income taxes (Note 8)                                                 3,561,466       2,672,239       2,064,305
                                                                          -------------   -------------   -------------

       Income before extraordinary items (Note 15)                            8,669,527       6,629,161       5,250,901

Extraordinary items:
    Conversion costs, net of federal income taxes of $266,321                  (516,977)             --              --
    Gain on early extinguishment of debt, net of federal income taxes
       of $110,181                                                              213,882              --              --
                                                                          -------------   -------------   -------------

       Net income                                                         $   8,366,432   $   6,629,161   $   5,250,901
                                                                          =============   =============   =============

The accompanying notes are an integral part of the consolidated financial statements.

MICHIGAN EDUCATIONAL EMPLOYEES MUTUAL INSURANCE
COMPANY AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF POLICYHOLDERS' SURPLUS AND COMPREHENSIVE INCOME for the years ended December 31, 1998, 1997 and 1996



                                                                                    ACCUMULATED
                                                                                       OTHER                TOTAL
                                                                UNASSIGNED         COMPREHENSIVE        POLICYHOLDERS'
                                                                  SURPLUS             INCOME               SURPLUS
                                                              ----------------  --------------------   -----------------

Balances, January 1, 1996                                     $    30,129,433   $         1,042,736    $     31,172,169

Net income                                                          5,250,901                                 5,250,901

Net depreciation on investment securities                                                  (421,556)           (421,556)
                                                              ---------------   -------------------    ----------------

Balances, December 31, 1996                                        35,380,334               621,180          36,001,514

Net income                                                          6,629,161                                 6,629,161

Net appreciation on investment securities                                                   650,897             650,897
                                                              ---------------   -------------------    ----------------

Balances, December 31, 1997                                        42,009,495             1,272,077          43,281,572

Net income                                                          8,366,432                                 8,366,432

Net appreciation on investment securities                                                   576,417             576,417
                                                              ---------------   -------------------    ----------------

Balances, December 31, 1998                                   $    50,375,927   $         1,848,494    $     52,224,421
                                                              ===============   ===================    ================




                                                                              YEARS ENDED DECEMBER 31,
                                                              ----------------------------------------------------------
                                                                   1998                1997                  1996
                                                              ----------------  --------------------   -----------------

Comprehensive income: (Note 3)
     Net income                                               $     8,366,432   $         6,629,161    $      5,250,901
     Net unrealized appreciation (depreciation) on
          investments, net of reclassification adjustment
          and net of deferred federal income tax of
          $296,942 in 1998, $335,311 in 1997 and
          $(217,165) in 1996                                          576,417               650,897            (421,556)
                                                              ---------------   -------------------    ----------------

       Comprehensive income                                   $     8,942,849   $         7,280,058    $      4,829,345
                                                              ===============   ===================    ================


The accompanying notes are an integral part of the consolidated financial statements.

MICHIGAN EDUCATIONAL EMPLOYEES MUTUAL INSURANCE
COMPANY AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
for the years ended December 31, 1998, 1997 and 1996



                                                                                1998            1997            1996

Cash flows from operating activities:
    Net income                                                           $    8,366,432   $   6,629,161   $   5,250,901
    Adjustments to reconcile net income to net cash provided by operating
         activities:
       Depreciation and amortization                                          3,483,469       1,359,541         540,268
       Realized gains on investments                                            (31,012)        (32,214)        (36,715)
       Net accretion of discount on investments                                  36,140          99,191          96,833
       Deferred federal income taxes                                           (897,534)       (327,761)       (435,695)
       Extraordinary gain on early extinguishment of debt                      (324,063)             --              --
       Changes in assets and liabilities:
         Premiums due from policyholders                                       (241,142)       (421,280)       (337,959)
         Amounts due from reinsurers                                         (6,746,727)       (452,396)        223,119
         Accrued investment income                                             (118,133)       (148,879)       (281,099)
         Prepaid reinsurance premiums                                                --       6,591,000        (627,000)
         Deferred policy acquisition costs                                    1,326,382         376,805          16,109
         Other assets                                                          (346,289)        (64,453)        (59,764)
         Loss and loss adjustment expense reserves                            7,377,330       4,567,896       9,238,625
         Unearned premiums                                                    2,149,677         578,950       2,415,666
         Accrued expenses and other liabilities                               2,655,231       3,489,408         855,059
         Federal income taxes payable                                           452,198        (600,000)      1,179,137
                                                                         --------------   -------------   -------------

       Net cash provided by operating activities                             17,141,959      21,644,969      18,037,485
                                                                         --------------   -------------   -------------

Cash flows from investing activities:
    Purchases of short-term investments                                      (1,906,496)     (1,894,475)     (1,892,731)
    Proceeds from sale or maturity of short-term investments                  1,894,475       1,892,731       1,895,852
    Proceeds from maturity of securities available for sale                  13,881,163      15,355,796       8,934,651
    Purchases of securities available for sale                              (26,360,768)    (35,081,754)    (27,161,758)
    Proceeds from sales of property and equipment                                41,871         107,532              --
    Purchases of property and equipment                                        (958,279)     (1,135,100)       (965,841)
    Cash paid for acquired company, net                                              --     (22,363,709)             --
                                                                         --------------   -------------   -------------

       Net cash used in investing activities                                (13,408,034)    (43,118,979)    (19,189,827)
                                                                         --------------   -------------   -------------

Cash flows from financing activities:
    Issuance of surplus note                                                         --      21,500,000              --
    Payment on payable related to acquisition                                (1,960,648)             --              --
                                                                         --------------   -------------   -------------

       Net cash (used in) provided by financing activities                   (1,960,648)     21,500,000              --
                                                                         --------------   -------------   -------------

Net increase (decrease) in cash                                               1,773,277          25,990      (1,152,342)

Cash, beginning of year                                                       2,204,325       2,178,335       3,330,677
                                                                         --------------   -------------   -------------

Cash, end of year                                                        $    3,977,602   $   2,204,325   $   2,178,335
                                                                         ==============   =============   =============

Supplemental disclosures of cash flow information:
    Federal income taxes paid                                            $    3,850,000   $   3,200,000   $   1,320,863
                                                                         ==============   =============   =============

    Interest paid                                                        $    1,341,835              --              --
                                                                         ==============   =============   =============

Supplemental disclosure of noncash transaction:
    In connection with the acquisition entered into during 1997, the Company recorded a liability for the deferred portion of the purchase price equal to $20,500,000 as described in Note 6.



The accompanying notes are an integral part of the consolidated financial statements.

MICHIGAN EDUCATIONAL EMPLOYEES MUTUAL INSURANCE
COMPANY AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.     DESCRIPTION OF BUSINESS:

       Michigan Educational Employees Mutual Insurance Company and Subsidiary (the "Company") is a Michigan-licensed property and casualty mutual insurance company that operates as a single segment writing full coverage private passenger automobile protection and homeowner insurance products for educational employees and their immediate families exclusively in the State of Michigan. In September 1997, the Company began selling its insurance contracts through its wholly owned subsidiary, MEEMIC Insurance Services Corp., d/b/a MEIA Insurance Agency, which is the exclusive distributor of the Company's products. Prior to that, the Company's products were sold by Michigan Educators Insurance Agency, Inc. (see Note
       6).

       In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the dates of the balance sheets and revenues and expenses for the periods then ended. Actual results may differ from those estimates.

       The most significant estimates that are susceptible to significant change in the near term relate to the determination of the losses and loss adjustment expense reserves. Although considerable variability is inherent in these estimates, management believes that the reserves are adequate. The estimates are reviewed regularly and adjusted as necessary. Such adjustments are reflected in current operations.



2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

       a. BASIS OF PRESENTATION: The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, and have been prepared in accordance with generally accepted accounting principles ("GAAP"), which vary in certain respects from statutory accounting practices followed in reporting to insurance regulatory authorities (see Note 15 for the effect of such differences). All material intercompany balances and transactions have been eliminated.

       b. INVESTMENTS: At December 31, 1998 and 1997, all of the Company's securities are classified as available-for-sale and are those securities that would be available to be sold in response to the Company's liquidity needs, changes in market interest rates and asset-liability management strategies, among others.

          Available-for-sale securities are recorded at fair value, with unrealized gains and losses, net of the related income tax effect, excluded from income and reported as a separate component of policyholders' surplus.

          A decline in the fair value of an available-for-sale security below cost that is deemed other than temporary results in a charge to income, resulting in the establishment of a new cost basis for the security. All declines in fair values of the Company's investment securities in 1998 or 1997 were deemed to be temporary.

          Short-term investments, which consist principally of U. S. government securities, are stated at cost, which approximates fair value.

          Premiums and discounts are amortized or accreted, respectively, over the life of the related debt security as an adjustment to yield using the yield-to-maturity method. Dividends and interest income are recognized when earned. Realized gains and losses are included in earnings and are derived using the specific-identification method for determining the cost of securities sold.

       c. REVENUE RECOGNITION: Insurance premium income is recognized on a monthly pro rata basis over the respective terms of the policies in-force and unearned premiums represent the portion of premiums written which is applicable to the unexpired terms of the policies in-force.

          Reinsurance arrangements are prospective contracts for which prepaid reinsurance premiums are amortized ratably over the related policy terms based on the estimated ultimate amounts to be paid. Changes in estimated outcomes are recognized currently.

       d. LOSSES AND LOSS ADJUSTMENT EXPENSE RESERVES: Losses and loss adjustment expense reserves represent the accumulation of individual case estimates for reported losses and loss adjustment expenses, bulk adjustments to case estimates and actuarial estimates for incurred but not reported losses and loss adjustment expenses, based upon the Company's actual experience, assumptions and projections as to claims frequency, severity, inflationary trends and settlement payments. The reserve for losses and loss adjustment expenses is intended to cover the ultimate net cost of all losses and loss adjustment expenses incurred but unsettled through the balance sheet date reduced for anticipated salvage and subrogation. Anticipated salvage and subrogation approximated $985,000 and $985,000 at December 31, 1998 and 1997, respectively. The reserve is stated gross of reinsurance ceded.

       e. PROPERTY, EQUIPMENT AND DEPRECIATION: Property and equipment are recorded at cost, net of accumulated depreciation. Depreciation is computed either on the straight-line or accelerated methods over periods ranging from three to seven years. Maintenance, repairs and minor renewals are charged to expense as incurred.

          Upon sale or retirement, the cost and related accumulated depreciation of assets disposed of are removed from the accounts; any resulting gain or loss is reflected in income.

       f. DEFERRED POLICY ACQUISITION COSTS: Policy acquisition costs, specifically commissions, are deferred, subject to ultimate recoverability from future income, including investment income and amortized to expense over the period in which the related premiums are earned.

       g. FEDERAL INCOME TAXES: Deferred federal income tax assets and liabilities are recognized for the expected future tax consequences attributable to differences between the financial statement carrying amount of assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which these temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

       h. INTANGIBLES: Intangibles primarily consist of the excess of cost over fair market value of net tangible assets of an acquired business. Intangible assets, including noncompete agreements, are amortized on a straight-line basis over periods ranging from 5 to 15 years. Accumulated amortization totaled $3,655,309 and $714,395 at December 31, 1998 and 1997, respectively.

          The carrying value of intangibles is periodically reviewed to determine if any impairment has occurred. The Company measures the potential impairment of recorded goodwill based on the estimated undiscounted cash flows of the entity acquired over the remaining amortization period.

       i. SURPLUS DISTRIBUTIONS: Policyholder dividends, if any, are subject to the limitations contained in the Michigan Insurance Code.

3.     COMPREHENSIVE INCOME:

       As of January 1, 1998, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income." This standard establishes new rules for the reporting and display of comprehensive income and its components; however, the adoption of SFAS No. 130 had no impact on the Company's results of operations or policyholders' surplus. SFAS No. 130 requires unrealized gains or losses on the Company's available-for-sale securities, which prior to adoption were reported separately in policyholders' surplus, to be included in other comprehensive income. Realized investment gains on securities held as of the beginning of the year totaling $31,012, $32,214, and $36,715 in 1998, 1997, and 1996, respectively, had unrealized appreciation of $56,570, $43,949, and $68,312 at the beginning of 1998, 1997 and 1996, respectively. Prior period financial statements have been reclassified to conform to the requirements of SFAS No. 130.


4.     INVESTMENTS:

       A summary of amortized cost, gross unrealized gains and losses and estimated fair value of investments in securities as of December 31, 1998 and 1997, follows:


                                                                                       1998
                                                              ----------------------------------------------------------
                                                                                 GROSS        GROSS         ESTIMATED
                                                                AMORTIZED      UNREALIZED   UNREALIZED        FAIR
                                                                  COST           GAINS        LOSSES          VALUE
                                                              --------------   -----------  -----------   --------------
          Fixed maturities available for sale:
             U.S. Treasury securities and obligations of
                  U. S. government corporations and
                  agencies                                    $  18,708,252    $  288,012   $   14,757    $  18,981,507
             Debt securities issued by states of the
                  United States and political subdivisions
                  of the states                                  47,519,969     1,430,055       42,470       48,907,554
             Corporate debt securities                           19,232,634       488,748        7,940       19,713,442
             Mortgage-backed securities:
               Government                                        23,917,168       384,847        2,649       24,299,366
               Other                                              4,011,498       133,902           --        4,145,400
             Other asset-backed securities                        4,983,312        56,738           --        5,040,050
             Redeemable preferred stocks                          1,823,034        88,014        1,752        1,909,296
                                                              -------------    ----------   ----------    -------------

               Total                                          $ 120,195,867    $2,870,316   $   69,568    $ 122,996,615
                                                              =============    ==========   ==========    =============


                                                                                        1997
                                                              ----------------------------------------------------------
                                                                                 GROSS        GROSS         ESTIMATED
                                                                AMORTIZED      UNREALIZED   UNREALIZED        FAIR
                                                                  COST           GAINS        LOSSES          VALUE
                                                              --------------   -----------  -----------   --------------
          Fixed maturities available for sale:
             U. S. Treasury securities and obligations of
                  U. S. government corporations and
                  agencies                                    $  18,067,473    $  104,699   $   14,412    $  18,157,760
             Debt securities issued by states of the
                  United States and political subdivisions
                  of the states                                  42,440,721     1,205,075       22,952       43,622,844
             Corporate debt securities                           16,127,289       328,035        7,279       16,448,045
             Mortgage-backed securities:
               Government                                        20,261,324       281,976       18,990       20,524,310
               Other                                              4,024,503        13,097           --        4,037,600
             Other asset-backed securities                        4,972,723        16,837           --        4,989,560
             Redeemable preferred stocks                          1,827,357        45,340        4,036        1,868,661
                                                              -------------    ----------   ----------    -------------
               Total                                          $ 107,721,390    $1,995,059   $   67,669    $ 109,648,780
                                                              =============    ==========   ==========    =============



       The amortized cost and estimated fair value of fixed maturities at December 31, 1998, by contractual maturity, are shown below. Expected maturities on certain corporate and mortgage-backed securities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                                                      ESTIMATED
                                                                                     COST             FAIR VALUE
                                                                               -----------------   -----------------
          Due in one year or less                                              $      8,216,771    $      8,294,809
          Due after one year through five years                                      42,400,968          43,488,100
          Due after five years through ten years                                     28,335,892          29,198,546
          Due after ten years                                                         6,507,224           6,621,048
                                                                               ----------------    ----------------

                                                                                     85,460,855          87,602,503

          Mortgage-backed securities:
             Government                                                              23,917,368          24,299,366
             Other                                                                    4,011,298           4,145,400
          Other asset-backed securities                                               4,983,312           5,040,050
          Redeemable preferred stocks                                                 1,823,034           1,909,296
                                                                               ----------------    ----------------

               Total                                                           $    120,195,867    $    122,996,615
                                                                               ================    ================


       In 1998, 1997 and 1996, the Company did not have any voluntary sales of fixed maturity securities. A summary of the sources of net investment income follows:


                                                                                    YEARS ENDED DECEMBER 31,
                                                                          ----------------------------------------------
                                                                              1998            1997            1996
                                                                          -------------   --------------  --------------
           Fixed maturities                                               $  6,622,158    $   5,794,546   $   4,852,615
           Short-term investments and cash                                     581,695          976,416         440,345
           Other investment assets                                             126,986          195,245          58,536
                                                                          ------------    -------------   -------------

                Total investment income                                      7,330,839        6,966,207       5,351,496

             Less investment expenses                                          372,410          289,424         201,461
                                                                          ------------    -------------   -------------

                Net investment income                                     $  6,958,429    $   6,676,783   $   5,150,035
                                                                          ============    =============   =============

       Increases (decreases) in net unrealized gains of fixed maturities were $873,359, $986,208 and ($638,721) at December 31, 1998, 1997 and 1996,
       respectively.

       At December 31, 1998, U. S. Treasury notes and certificates of deposit with a carrying value of $520,000 were on deposit with regulatory authorities, as required by law.



5.     FAIR VALUE OF FINANCIAL INSTRUMENTS:

       SFAS No. 107, "Disclosures About Fair Value of Financial Instruments", requires disclosures of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate the value. In situations where quoted market prices are not available, fair values are to be based on estimates using present value or other valuation techniques. SFAS No. 107 excludes certain insurance-related assets and liabilities and all nonfinancial instruments from its disclosure requirements.

                                                                      1998                            1997
                                                          ------------------------------  ------------------------------
                                                            CARRYING          FAIR          CARRYING          FAIR
                                                             AMOUNT           VALUE          AMOUNT           VALUE
                                                          --------------  --------------  --------------  --------------
         Investments                                      $ 124,903,111   $ 124,903,111   $ 111,543,225   $ 111,543,225
         Cash                                                 3,977,602       3,977,602       2,204,325       2,204,325
         Premiums due from policyholders                      3,840,764       3,840,764       3,599,622       3,599,622
         Amounts due from reinsurers                         43,066,086      43,066,086      42,047,449      42,047,449
         Accrued investment income                            1,604,457       1,604,457       1,486,324       1,486,324
         Surplus note                                       (21,500,000)    (21,500,000)    (21,500,000)    (21,500,000)
         Payable related to acquisition                     (18,215,289)    (18,215,289)    (20,500,000)    (20,500,000)

       The difference between the carrying value and fair value of payable related to acquisition is due to the accelerated payment option available to the Company (see Note 6). Because the interest rate on the surplus note approximates current rates, and because of the short-term nature of the premiums due from policyholders, amounts due from reinsurers and accrued interest income, the fair value of these items approximate their carrying value.

6.     RELATED PARTY TRANSACTIONS:

       Effective April 7, 1997, Professionals Insurance Company Management Group ("Professionals Group"), which is the parent of ProNational Insurance Company ("ProNational") signed a definitive agreement with the Company whereby:

       - Nominees of Professionals Group were elected to all six positions on the MEEMIC Board of Directors;

       -   ProNational purchased a $21.5 million surplus note from MEEMIC (Note
           12);

       - Effective July 1, 1997 ProNational began reinsuring 40 percent of MEEMIC's net retained premiums on a quota share basis (Note 7).

       Professionals Group also provided MEEMIC with information system services and certain consulting services under a Management Services Agreement. Fees for such services were $2,073,425 for 1998 and $1,005,480 for 1997 and were included in other underwriting expenses.

       On September 22, 1997, the Company's wholly owned subsidiary MEIA Insurance Agency purchased the assets of the Personal Lines and Life Divisions of Michigan Educators Insurance Agency, Inc. (including all rights to distribute MEEMIC insurance products) for a purchase price equal to 3.75 percent of all premiums written through MEIA Insurance Agency through July 14, 2004, payable annually, subject to a guaranteed minimum payment of $43 million. The purchase was recorded at the guaranteed minimum, which represented the fair value of the debt at the date of acquisition plus $22.5 million that was paid at closing. In the event MEIA is unable to meet this commitment, MEEMIC has guaranteed payment of the next $3 million and Professionals Group has guaranteed payment of the final $17.5 million. Any amounts paid in excess of the guaranteed minimum payment would be recorded as goodwill. The goodwill of $42,363,709 recorded from this acquisition is being amortized over 15 years. In the event that MEEMIC completes a conversion, the guaranteed minimum payment may be accelerated at the individual option of the former Agency shareholders. The accelerated payment amount would be equal to the total of the remaining scheduled minimum payments plus $2 million, all discounted at 7 percent at the time of the option exercise. If the accelerated payment option is exercised, the impact would be recorded as an extraordinary event related to the early extinguishment of debt.

       During 1998, at the request of certain former Agency shareholders, management approved an acceleration of individual amounts due to them related to the above acquisition. The settlement of this early extinguishment of debt resulted in an extraordinary gain of $213,882, net of $110,181 of federal income taxes.

       The following table sets forth the unaudited pro forma results of operations for the years ended December 31, 1997 and 1996 as if the acquisition had been consummated as of January 1, 1996. The unaudited pro forma results of operations data consists of the historical results of the Company and the Personal Lines and Life Divisions of Michigan Educators Insurance Agency, Inc. as adjusted to give effect to (1) amortization of intangible assets and (2) an increase in interest expense attributable to financing of the acquisition. This pro forma information does not purport to be indicative of what results would have been had the acquisition been made as of that date or of results which may occur in the future.


                                                                                           1997               1996

          Revenues and other income:
             Net premiums earned                                                      $    67,830,283    $   62,496,887
             Net investment income                                                          6,676,783         5,150,035
             Net realized investment gains on fixed maturities                                 32,214            36,715
             Other income                                                                   2,057,547         1,847,596
                                                                                      ---------------    --------------

               Total revenues and other income                                             76,596,827        69,531,233
                                                                                      ---------------    --------------

          Expenses:
             Losses and loss adjustment expenses, net                                      47,301,864        44,872,007
             Policy acquisition and other underwriting expenses                            15,927,802        13,650,853
             Interest expense                                                               1,827,500         1,886,036
             Amortization expense                                                           2,924,247         2,924,247
             Other expense                                                                     30,417            10,905
                                                                                      ---------------    --------------

               Total expenses                                                              68,011,830        63,344,048
                                                                                      ---------------    --------------

               Income from operations before federal income taxes                           8,584,997         6,187,185

          Federal income taxes                                                              2,428,662         1,680,778
                                                                                      ---------------    --------------

               Net income                                                             $     6,156,335    $    4,506,407
                                                                                      ===============    ==============

7.     REINSURANCE:

       In the normal course of business, the Company seeks to reduce the loss that may arise from events that cause unfavorable underwriting results by reinsuring certain levels of risk in various areas of exposure with other insurance enterprises or reinsurers. Amounts receivable from reinsurers are estimated in a manner consistent with the claim liability associated with the reinsured policy. Although reinsurance agreements contractually obligate the Company's reinsurers to reimburse the Company for their proportionate share of losses, they do not discharge the primary liability of the Company. The Company remains liable for the ceded amount of reserves for unpaid losses and loss adjustment expenses and unearned premiums in the event the assuming insurance organizations are unable to meet their contractual obligations.

       The Company has various excess of loss and quota share reinsurance agreements. As of December 31, 1998, MEEMIC's maximum current net retention, subject to certain adjustments of risk on any single coverage per claim after reinsurance is $150,000.

       The Company continually reviews its reinsurers, considering a number of factors, the most critical of which is their financial stability. Based on these reviews, the Company evaluates its position with reinsurers with respect to existing and future reinsurance.

       At December 31, 1998, amounts due from reinsurers were as follows:


                                                                                  AMOUNTS
                                                                                  DUE FROM
                                                                                 REINSURERS
                                                                               --------------

          Michigan Catastrophic Claims Association                             $   33,677,052
          American Reinsurance Company                                              6,298,442
          Continental Casualty Company                                              2,678,582
          Other                                                                       412,010
                                                                               --------------

                                                                                   43,066,086
          ProNational Insurance Company, related party                             16,193,962
                                                                               --------------

                                                                               $   59,260,048
                                                                               ==============

       The Michigan Catastrophic Claims Association ("MCCA") is an unincorporated nonprofit association created by Michigan law to provide unlimited coverage in excess of $250,000 per occurrence for personal injury losses. Every insurer engaged in writing personal protection insurance coverage in Michigan is required to be a member of the MCCA and the MCCA acts in the same manner as a reinsurer covering any personal injury losses incurred by the company in excess of $250,000. Member companies of the MCCA are charged an annual assessment, based on the number of vehicles for which coverage is written, to cover losses reported by all member companies. Accordingly, there is no direct relationship between the annual premiums and losses ceded to MCCA.

       Amounts due from reinsurers consisted of amounts related to:


                                                                                        DECEMBER 31,
                                                                              --------------------------------
                                                                                   1998              1997
                                                                              --------------    --------------
          Paid losses and loss adjustment expenses                            $    5,926,808    $      429,449
          Unpaid losses and loss adjustment expenses                              53,333,240        46,905,000
                                                                              --------------    --------------

                Amounts recoverable from reinsurers                               59,260,048        47,334,449

          Premiums ceded payable                                                 (4,464,952)       (4,836,000)
          Premiums ceded payable, related party                                  (7,552,920)       (2,003,000)
                                                                              --------------    --------------

                                                                              $   47,242,176    $   40,495,449
                                                                              ==============    ==============

       Premiums earned and losses and loss adjustment expenses are net of the following reinsurance ceded amounts:


                                                                                 YEARS ENDED DECEMBER 31,
                                                                    ----------------------------------------------------
                                                                         1998              1997              1996
                                                                    ----------------  ----------------  ----------------

           Premiums earned                                          $    47,067,796   $    37,939,925   $    40,080,646
           Losses and loss adjustment expenses incurred                  30,277,700        22,741,000        23,227,000


       Effective July 1, 1997, the Company entered into a coinsurance treaty with ProNational to cede 40 percent of its net retained premiums on a quota share basis. Ceding commissions were $12,994,651 in 1998 and $6,577,424 in 1997. A summary of reinsurance amounts, which are included above, that were ceded to ProNational follows:


                                                                                  1998               1997
          Premiums earned                                                   $    42,693,652    $   20,115,000
          Losses and loss adjustment expenses incurred                           25,299,000        12,578,000


8.     FEDERAL INCOME TAXES:

       Income tax expense is computed under the liability method, whereby deferred income taxes reflect the estimated future tax effects of temporary differences between the carrying value of assets and liabilities for financial reporting purposes and those for income tax purposes. A valuation allowance is then required to be established to reduce a deferred tax asset if it is "more likely than not" that the related tax benefits will not be realized.

       The provision for federal income taxes consists of the following:



                                                          YEARS ENDED DECEMBER 31,
                                               -----------------------------------------------
                                                   1998             1997            1996
                                               --------------   -------------   --------------

           Current                             $   4,459,000    $  3,000,000    $   2,500,000
           Deferred                                 (897,534)       (327,761)        (435,695)
                                               -------------    ------------    -------------

                                               $   3,561,466    $  2,672,239    $   2,064,305
                                               =============    ============    =============


       Actual federal income taxes vary from amounts computed by applying the current federal income tax rate of 34 percent to income or loss before federal income taxes. For the years ended December 31, 1998, 1997 and 1996, the reasons for these differences, and the tax effects thereof, are as follows:


                                                                                    YEARS ENDED DECEMBER 31,
                                                                          ----------------------------------------------
                                                                              1998            1997            1996
                                                                          -------------   --------------  --------------
           Expected tax expense                                           $  4,158,537    $   3,162,476   $   2,487,170
           Dividends received deduction                                        (30,245)         (34,566)        (23,222)
           Tax-exempt interest                                                (688,130)        (596,986)       (485,978)
           Other, net                                                          121,304          141,315          86,335
                                                                          ------------    -------------   -------------

           Actual tax expense                                             $  3,561,466    $   2,672,239   $   2,064,305
                                                                          ============    =============   =============

       The tax effects of temporary differences that give rise to deferred federal income tax assets and deferred federal income tax liabilities follow:


                                                                                                  YEARS ENDED
                                                                                                  DECEMBER 31,
                                                                                          ------------------------------
                                                                                              1998            1997
                                                                                          -------------   --------------
           Deferred federal income tax assets arising from:
             Loss and loss adjustment expense reserves                                    $  1,358,289    $   1,326,019
             Unearned premium reserves                                                       2,147,832        2,001,654
             Accruals for fringe benefits                                                      712,836          456,481
             Advanced premiums                                                                 113,572          105,654
             Other, net                                                                        112,209          108,398
                                                                                          ------------    -------------

                Total deferred federal income tax assets                                     4,444,738        3,998,206
                                                                                          ------------    -------------

           Deferred federal income tax liabilities arising from:
             Deferred policy acquisition costs                                                  94,543          545,513
             Unrealized gains on investments                                                   952,254          655,313
             Salvage and subrogation recoverable                                                25,118           25,118
             Other                                                                              34,572           34,604
                                                                                          ------------    -------------

                Total deferred federal income tax liabilities                                1,106,487        1,260,548
                                                                                          ------------    -------------

                Net deferred federal income taxes                                         $  3,338,251    $   2,737,658
                                                                                          ============    =============

       In assessing the reliability of deferred federal income tax assets, management considers whether it is more likely than not that some portion of the deferred federal income tax assets will not be realized. Because of the carryforward provisions of the Internal Revenue Code, the expectation that temporary differences will reverse during periods in which taxable income is generated, and the Company's operating results for 1998, 1997 and 1996, management believes it is more likely than not that the Company will fully realize the net deferred federal income tax assets. Accordingly, no valuation allowance has been established.

9.     PROPERTY AND EQUIPMENT:

       At December 31, 1998 and 1997, property and equipment consisted of the following:


                                                                                       YEARS ENDED
                                                                                      DECEMBER 31,
                                                                              -----------------------------
                                                                                  1998            1997
                                                                              -------------   -------------
           Data processing equipment, including software                      $   2,432,930   $   2,734,598
           Furniture, fixtures and equipment                                      2,340,855       2,086,340
                                                                              -------------   -------------

                                                                                  4,773,785       4,820,938
           Accumulated depreciation                                               2,625,235       2,986,241
                                                                              -------------   -------------

                Total property and equipment                                  $   2,148,550   $   1,834,697
                                                                              =============   =============


10.    DEFERRED POLICY ACQUISITION COSTS:

       Changes in deferred policy acquisition costs are summarized as follows:


                                                                                 YEARS ENDED DECEMBER 31,
                                                                    ----------------------------------------------------
                                                                         1998              1997              1996
                                                                    ----------------  ----------------  ----------------

           Net asset balance, beginning of year                     $     1,604,449   $     1,981,254   $     1,997,363
                                                                    ---------------   ---------------   ---------------

           Amounts deferred:
             Commissions to agents                                       13,610,598        12,702,913        12,468,244
             Ceding commission income                                    13,027,889         8,614,936         6,748,078
                                                                    ---------------   ---------------   ---------------

                Net amounts deferred                                        582,709         4,087,977         5,720,166

           Net amortization                                               1,909,091         4,464,782         5,736,275
                                                                    ---------------   ---------------   ---------------

           Net asset balance, end of year                           $       278,067   $     1,604,449   $     1,981,254
                                                                    ===============   ===============   ===============

11.    LOSS AND LOSS ADJUSTMENT EXPENSE RESERVES:

       Activity in loss and loss adjustment expense reserves is summarized as follows:


                                                                                 YEARS ENDED DECEMBER 31,
                                                                    ----------------------------------------------------
                                                                         1998              1997               1996
                                                                    ----------------  ----------------   ---------------

           Balance, beginning of year                               $    84,920,578   $    80,352,682    $   71,114,057
             Less reinsurance balance recoverable                        46,905,000        44,657,000        41,544,000
                                                                    ---------------   ---------------    --------------

                Net balance, beginning of year                           38,015,578        35,695,682        29,570,057

           Incurred related to:
             Current year                                                47,073,649        54,053,427        47,600,725
             Prior years                                                 (3,621,863)       (6,751,563)       (2,728,718)
                                                                    ---------------   ---------------    --------------

                Total incurred                                           43,451,786        47,301,864        44,872,007

           Paid related to:
             Current year                                                31,009,016        30,176,142        25,981,678
             Prior years                                                 11,493,680        14,805,826        12,764,704
                                                                    ---------------   ---------------    --------------

                Total paid                                               42,502,696        44,981,968        38,746,382
                                                                    ---------------   ---------------    --------------

           Net balance, end of year                                      38,964,668        38,015,578        35,695,632

           Plus reinsurance balances recoverable                         53,333,240        46,905,000        44,657,000
                                                                    ---------------   ---------------    --------------

                Balance, end of year                                $    92,297,908   $    84,920,578    $   80,352,632
                                                                    ===============   ===============    ==============

       As a result of recent favorable development in estimates of prior years' reserves on auto liability business, the provision for losses and loss adjustment expenses in 1998, 1997 and 1996 decreased by $3,621,863, $6,751,563 and $2,728,718, respectively. Management believes 1994 legislative tort reform in the State of Michigan produced better than expected loss experience and resulted in reductions in prior years' loss reserves in 1998 and 1997. The 1994 legislation became effective in 1996 and the effects were uncertain at that time. As time has passed, the data and effects of that reform have stabilized and management has reduced reserves related to prior accident years accordingly.

12.    SURPLUS NOTE:

       On April 7, 1997, ProNational Insurance Company purchased a $21,500,000 surplus note from the Company. Interest is payable annually at a rate of
       8.5 percent. The entire principal and any accrued unpaid interest is due on April 7, 2009. However, repayment of any principal or interest is subject to written authorization by the Commissioner of Insurance of the State of Michigan and approval by the Company's Board of Directors. At December 31, 1998, this note had an outstanding balance of $21,500,000 with accrued interest of $1,827,500. On May 26, 1998, the accrued interest for 1997 of $1,341,835 was paid to ProNational following the State and Board's approval.

       In conjunction with the Company's plan of conversion, as more fully described in Note 17, ProNational has elected to exchange the $21.5 million surplus note and accrued but unpaid interest of $1,522,090 as of November 1, 1998, for shares of common stock of MEEMIC Holdings, Inc. to be issued upon completion of the Company's conversion.



13.    EMPLOYEE BENEFIT PLANS:

       The Company has a qualified defined contribution 401(k) plan which covers substantially all of its employees. The Company matches 50 percent of employees' contributions up to a maximum rate of 2.5 percent of eligible compensation. In addition, the Company is required to make an elective contribution on behalf of each participant in an amount determined annually by the Company's Board of Directors. However, such elective contribution for a year may, at the discretion of the Company, be omitted in a year in which a net loss is experienced. The charge to income under this plan was $505,024, $477,068 and $282,578 for 1998, 1997 and 1996,
       respectively.

       The Company also has a qualified defined contribution money purchase plan, covering substantially all employees, in which the Company is required to make a contribution on behalf of each participant in an amount equal to 3 percent of eligible compensation. The charge to income under this plan was $171,886 in 1998, $169,964 in 1997 and $120,611 in
       1996.

       Effective January 1, 1997, the Company established a short-term incentive plan covering all full time permanent employees hired before March 1 for each plan year. Incentive payouts are based on achievement of corporate and individual goals and are calculated as a percentage of base compensation. The charge to income under this plan was approximately $500,000 in both 1998 and 1997.

14.    LEASE AGREEMENTS:

       The Company is obligated under an operating lease for office space.

       At December 31, 1998, future minimum lease payments are as follows:

          1,999                                                              $     778,000
          2,000                                                                    778,000
          2,001                                                                    778,000
          2002                                                                     778,000
          2003 and thereafter                                                    3,002,000
                                                                             -------------

                                                                             $   6,114,000
                                                                             =============

       The base rate will increase annually at the start of each new lease year by the percentage increase in the CPI-U (Common Price Index for all urban consumers).

       Rental expense was $1,146,019, $981,159 and $974,880 in 1998, 1997 and
       1996, respectively.



15.    STATUTORY INSURANCE ACCOUNTING PRACTICES:

       MEEMIC is required to file financial statements prepared in accordance with statutory insurance accounting practices ("SAP") prescribed or permitted by the Michigan Insurance Bureau. The Company does not utilize any permitted accounting practices.

       Accounting practices used to prepare statutory-basis financial statements differ in some respects from GAAP. A reconciliation of statutory capital and surplus at December 31, 1998 and 1997, and statutory net income for the years ended December 31, 1998, 1997 and 1996, as filed with the Michigan Insurance Bureau, to the amounts shown in the accompanying financial statements follows:


                                                                                          YEARS ENDED DECEMBER 31,
                                                                                     -----------------------------------
                                                                                           1998              1997
                                                                                     -----------------  ----------------
           Statutory capital and surplus                                             $     40,372,903   $    34,512,849
           Net unrealized appreciation on securities available for sale                     2,800,748         1,927,390
           Deferred policy acquisition costs capitalized for GAAP                             278,067         1,604,449
           Deferred federal income taxes recorded for GAAP                                  3,338,251         2,737,658
           Assets nonadmitted for SAP                                                      26,934,452        23,999,226
           Surplus note                                                                   (21,500,000)      (21,500,000)
                                                                                     ----------------   ---------------

                Total policyholders' surplus per accompanying
                     consolidated balance sheets                                     $     52,224,421   $    43,281,572
                                                                                     ================   ===============



                                                                                    YEARS ENDED DECEMBER 31,
                                                                         -----------------------------------------------
                                                                             1998             1997            1996
                                                                         --------------   --------------  --------------

           Statutory net income                                          $   6,066,977    $   6,315,333   $   4,816,465
           Deferred federal income tax expense recorded
                for GAAP                                                       897,534          327,761         435,695
           Deferred policy acquisition costs capitalized for GAAP           (1,326,383)        (376,805)        (16,109)
           Equity in net income of subsidiary unconsolidated for
                statutory reporting                                          2,728,304          361,622              --
           Other                                                                    --            1,250          14,850
                                                                         -------------    -------------   -------------

                   Net income per accompanying consolidated
                        statements of income                             $   8,366,432    $   6,629,161   $   5,250,901
                                                                         =============    =============   =============

       Certain regulations that affect MEEMIC and the insurance industry are promulgated by the National Association of Insurance Commissioners ("NAIC"), which is an association of state insurance commissioners, regulators and support staff that acts as a coordinating body for the state insurance regulatory process. The NAIC has established risk-based capital ("RBC") requirements to assist regulators in monitoring the financial strength and stability of property and casualty insurers. Under the NAIC requirements, each insurer must maintain its total capital and surplus above a calculated minimum threshold or take corrective measures to achieve that threshold. MEEMIC has calculated its RBC level based on these requirements and has determined that it passed the RBC test and has capital and surplus in excess of the minimum threshold.



16.    CONTINGENCIES:

       The Company participates in the Property and Casualty Guarantee Association ("Association") of the State of Michigan which protects policyholders and claimants against losses due to insolvency of insurers. When an insolvency occurs, the Association is authorized to assess member companies up to the amount of the shortfall of funds, including expenses. Member companies are assessed based on the type and amount of insurance written during the previous calendar year. Assessments to date are not significant; however, the ultimate liability for future assessments is not known. Accordingly, the Company is unable to predict whether such future assessments will materially affect the financial condition of the Company.



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

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED


17.    CONVERSION:

       On June 24, 1998, the Board of Directors approved a plan of conversion for changing the corporate form of the Company from the mutual form to the stock form. Under the plan, eligible policyholders, officers and directors will have the opportunity to acquire stock in a newly formed holding company, MEEMIC Holdings, Inc.

       MEEMIC Holdings, Inc. will in turn acquire all of the newly issued stock of the Company upon conversion. Prior to the conversion, MEEMIC Holdings, Inc. will not engage in any significant operations and will have no assets or liabilities. On September 2, 1998, the Michigan Insurance Bureau concluded that MEEMIC's plan of conversion complied with applicable laws and approved such plan. On January 20, 1999, the Company filed Amendment No. 1 to its registration statement with the Securities and Exchange Commission ("SEC") for this offering. Pending clearance of the Company's offering materials by the SEC, the plan must then be approved by at least two-thirds of the votes cast by eligible policyholders in order to become effective.

       The Company has received a tax opinion regarding the tax treatment of the conversion as a tax-free reorganization. In the event that the plan is executed, the converted company will be subject to certain insurance laws and regulations specific to stock insurance companies as well as regulations of the SEC. Limitations on the payment of dividends and Insurance Holding Company regulations are among the types of regulatory requirements with which MEEMIC Holdings, Inc. will have to comply. In addition, the Management Services Agreement with Professionals will be terminated upon completion of the conversion.

       In connection with the conversion, certain professional service costs have been incurred that, due to their nature, have been recorded as extraordinary costs in the accompanying 1998 consolidated statement of income.




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